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                                                                    EXHIBIT 15.1

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

October 30, 2003

Northfield Laboratories Inc.
Evanston, Illinois

Re: Registration Statement on Form S-8

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated September 24, 2003 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Chicago, Illinois